UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

VERSAILLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53870	27-1330256
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10413 Kley Road, Versailles, Ohio	45380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 526-4515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of Versailles Financial Corporation (the “Company”) was held on November 20, 2012 at the main office of Versailles Savings and Loan Company (the “Annual Meeting”). Of the 427,504 outstanding votes, there were 308,833 votes present at the Annual Meeting in person or by proxy, constituting a majority of the outstanding votes entitled to be cast and, hence, a quorum. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the final vote of the stockholders is as follows:

Matter 1.                                            The election of two directors, each to serve for a three-year term and until his successor has been elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Douglas P. Ahlers	294,153	180	14,500
Kevin J. Drees	291,103	3,230	14,500

Matter 2.                                            The ratification of the appointment of Crowe Horwath LLP as auditors for the Company for the fiscal year ending June 30, 2013.

Shares Voted For	Shares Voted Against	Abstentions
305,653	0	3,180

Item 9.01. Financial Statements and Exhibits.

(a)                                                         Financial statements of businesses acquired.  Not Applicable.

(b)                                                         Pro forma financial information.  Not Applicable.

(c)                                                          Shell company transactions: Not Applicable.

(d)                                                         Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSAILLES FINANCIAL CORPORATION

Date: November 21, 2012	By:	/s/ Douglas P. Ahlers
Douglas P. Ahlers
President and Chief Executive Officer